As filed with the Securities and Exchange Commission on November 9, 2023
Registration No. 333-261904

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-1 ON
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	8000 (Primary Standard Industrial Classification Code Number)	85-2992794 (I.R.S. Employer Identification No.)
2370 Corporate Circle, Suite 300
Henderson, NV 89074
(702) 910-3950
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jessica Puathasnanon
Chief Legal Officer
2370 Corporate Circle, Suite 300
Henderson, NV 89074
(702) 910-3950
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Charles K. Ruck
Wesley C. Holmes
R. Scott Shean
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The original registration statement (the “Existing Registration Statement”) of P3 Health Partners Inc. (f/k/a Foresight Acquisition Corp.) (“P3”) on Form S-1 (File No. 333-261904) originally declared effective by the Securities and Exchange Commission (the “SEC”) on January 6, 2022, and most recently amended by a post-effective amendment filed by the Registrant on May 17, 2023, which was subsequently declared effective by the SEC on June 14, 2023, to which this Registration Statement is a Post-Effective Amendment No. 5 (this “Registration Statement”), covered (i) the resale of 14,843,424 shares (the “PIPE Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issued in a private placement pursuant to subscription agreements entered into effective as of May 25, 2021 (the “PIPE Investment”); (ii) the resale of up to 211,914,141 shares of Class A Common Stock issued or issuable to certain former securityholders of P3 Health Group Holdings, LLC (the “P3 Holders”) in connection with or as a result of the consummation of the Business Combinations (as defined herein); (iii) the resale of 4,252,304 shares of Class A Common Stock issued to Foresight Sponsor Group, LLC (the “Sponsor”), FA Co-Investment LLC (together with Foresight Sponsor Group, LLC, the “Sponsors”) and certain former directors of Foresight (as defined below) (collectively with the Sponsors, the “Founder Holders”); (iv) the resale of up to 267,329 shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants (as defined herein); (v) the resale of up to 267,329 warrants (originally issued in a private placement concurrent with the initial public offering of Foresight Acquisition Corp., a Delaware corporation (“Foresight”)), in each case with respect to (i) through (v) by the selling securityholders (including their pledgees, donees, transferees or other successors-in-interest) identified in this prospectus (the “Selling Securityholders”); and (vi) the issuance by us of up to 10,819,105 shares of Class A Common Stock that may be issued upon exercise of warrants to purchase Class A Common Stock at an exercise price of $11.50 per share, including the Public Warrants (as defined herein) and the Private Placement Warrants.
This Post-Effective Amendment No. 5 (“Post-Effective Amendment No. 5”) to the Existing Registration Statement (a) is being filed to convert the registration statement on Form S-1 into a registration statement on Form S-3 and (b) contains an updated prospectus relating to the offering and sale of (i) the shares of outstanding Class A Common Stock covered by the Existing Registration Statement, (ii) warrants to purchase shares of Class A Common Stock covered by the Existing Registration Statement, and (iii) the shares of Class A Common Stock remaining available for issuance upon exercise of warrants to purchase Class A Common Stock under the Existing Registration Statement.
This Registration Statement amends and restates the information contained in the Existing Registration Statement (and all amendments thereto) under the headings contained therein. All filing fees payable in connection with the registration of the shares of common stock covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the Existing Registration Statement. No additional securities are registered hereby.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2023
P3 Health Partners Inc.
224,444,376 Shares of Class A Common Stock
267,329 Warrants to Purchase Shares of Class A Common Stock
10,819,105 Shares of Class A Common Stock underlying Warrants
This prospectus relates to (i) the resale of 8,655,131 shares (the “PIPE Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issued in a private placement pursuant to subscription agreements entered into effective as of May 25, 2021 (the “PIPE Investment”); (ii) the resale of up to 211,269,612 shares of Class A Common Stock issued or issuable to certain former securityholders of P3 Health Group Holdings, LLC (the “P3 Holders”) in connection with or as a result of the consummation of the Business Combinations (as defined below); (iii) the resale of 4,252,304 shares of Class A Common Stock issued to Foresight Sponsor Group, LLC (the “Sponsor”), FA Co-Investment LLC (together with Foresight Sponsor Group, LLC, the “Sponsors”) and certain former directors of Foresight (as defined below) (collectively with the Sponsors, the “Founder Holders”); (iv) the resale of up to 267,329 shares of Class A Common Stock issuable upon the exercise of the warrants (the “Private Placement Warrants”) issued in connection with the Business Combination; (v) the resale of up to 267,329 warrants (originally issued in a private placement concurrent with the initial public offering of Foresight Acquisition Corp., a Delaware corporation (“Foresight”)), in each case with respect to (i) through (v) by the selling securityholders (including their pledgees, donees, transferees or other successors-in-interest) identified in this prospectus (the “Selling Securityholders”); and (vi) the issuance by us of up to 10,551,776 shares of Class A Common Stock that may be issued upon exercise of warrants to purchase Class A Common Stock at an exercise price of $11.50 per share (the “Public Warrants”) and up to 267,329 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants.
On December 3, 2021, P3 Health Partners Inc. (f/k/a Foresight Acquisition Corp.) (“P3”) and P3 Health Group Holdings, LLC (“Legacy P3”) consummated the transactions contemplated by the Merger Agreement, dated as of May 25, 2021, by and among P3, Legacy P3 and FAC Merger Sub LLC (the “Merger Agreement”), and the Transaction and Combination Agreement, dated as of May 25, 2021, by and among P3, FAC-A Merger Sub Corp., FAC-B Merger Sub Corp., CPF P3 Blocker-A, LLC, CPF P3 Blocker B, LLC, CPF P3 Splitter, LLC, Chicago Pacific Founders Fund-A, L.P. and Chicago Pacific Founders Fund-B, L.P. (the “Transaction and Combination Agreement”, and the transactions contemplated by the Merger Agreement and the Transaction and Combination Agreement, the “Business Combinations”), pursuant to which, among other things, P3 (i) acquired approximately 17.1% of the economic interests of P3 Health Group, LLC (“P3 LLC”) and became the sole managing member of P3 LLC, and (ii) acquired CPF P3 Blocker-A, LLC and CPF P3 Blocker B, LLC (collectively, the “Blockers”) by merging each of the Blockers with a wholly-owned subsidiary of P3, which merged with and into P3, with P3 as the surviving entity. In connection with the closing of the Business Combinations, P3 changed its name from Foresight Acquisition Corp. to P3 Health Partners Inc.
We will not receive any proceeds from the sale of the shares by the Selling Securityholders. We will receive the proceeds from any exercise of the warrants for cash.
We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock and warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of Class A Common Stock.
Our Class A Common Stock trades on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbol “PIII” and our warrants trade on Nasdaq under the ticker symbol “PIIIW”. On November 8, 2023, the closing sale price of our Class A Common Stock as reported by Nasdaq was $1.31 per share and the closing price of our warrants was $0.13 per warrant.
Investing in shares of our common stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 8 of this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 10,819,105 shares of Class A Common Stock upon exercise of the Public Warrants and the Private Placement Warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 224,444,376 shares of Class A Common Stock, including shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants, and up to 267,329 Private Placement Warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock or Private Placement Warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.
As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” and “P3” refer to the consolidated operations of P3 Health Partners Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combinations. References to “Foresight” refer to the Company prior to the consummation of the Business Combinations, references to “Legacy P3” refer to P3 Health Group Holdings, LLC prior to the consummation of the Business Combinations and references to “P3 LLC” refer to P3 Health Group, LLC following the consummation of the Business Combinations.
In this prospectus, we refer to our Class A Common Stock and warrants to purchase shares of Class A Common Stock, collectively, as “securities.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “would” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of known and unknown risks, uncertainties and assumptions, including those described under the sections in this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. These forward-looking statements are subject to numerous risks, including, without limitation, the following:
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Our management has performed an analysis of our ability to preserve an adequate level of liquidity for a period extending twelve months from the date of this filing and has identified substantial doubt about our ability to continue as a going concern. As a result of this analysis, we may look to add additional capital or may delay or scale back growth as needed, to generate liquidity and positive cash flow as soon as possible;

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our ability to recognize the anticipated benefits of the Business Combinations (as defined below), which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Business Combinations;

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changes in applicable laws or regulations;

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the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

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the possibility that we may never achieve or maintain profitability;

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the difficulty in evaluating our future prospects, as well as risks and challenges, due to the new and rapidly evolving business and market and our limited operating history;

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the possibility that we may need to raise additional capital to fund our existing operations, develop and commercialize new services or expand our operations;

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possible difficulty managing growth and expanding operations;

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the continuing impact of the COVID-19 pandemic on operations, which may materially and adversely affect our business and financial results;

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our ability to retain qualified personnel;

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our ability to successfully execute on growth strategies, including identifying and developing successful new geographies, physician partners, payors and patients, and accurately estimating the size, revenue or medical expense amounts of target geographies;

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delays and uncertainties in the timing and process of reimbursements by third-party payors and individuals, including any changes or reductions in Medicare reimbursement rates or rules;

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the termination or non-renewal of the Medicare Advantage contracts held by the health plans with which we contract, or the termination or non-renewal of our contracts with those plans;

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reductions in the quality ratings of the health plans we serve;

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the effectiveness and efficiency of our marketing efforts, and our ability to develop brand awareness cost-effectively;

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spending changes in the healthcare industry;

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we, our affiliated professional entities and other physician partners may become subject to medical liability claims;

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a failure in our information technology systems;

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security breaches, loss of data or other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information, expose us to liability and our reputation may be harmed and we could lose revenue, clients and members;

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any future litigation against us could be costly and time-consuming to defend;

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failure to adhere to all of the complex government laws and regulations that to apply our business could result in fines or penalties, being required to make changes to our operations or experiencing adverse publicity;

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failure to establish and maintain effective internal control over financial reporting and remediate identified material weaknesses;

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failure to comply with the continued listing standards of Nasdaq;

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the possibility that our arrangements with affiliated professional entities and other physician partners is found to constitute improper rendering of medical services or fee splitting under applicable state laws;

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the possibility that we face inspections, reviews, audits and investigations under federal and state government programs and contracts;

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the impact on us of recent healthcare legislation and other changes in the healthcare industry and in healthcare spending is currently unknown;

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the transition from volume to value-based reimbursement models may have a material adverse effect on our operations; and

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other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.
You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We have filed with the SEC a registration statement under the Securities Act with respect to the shares of Class A Common Stock and warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Class A Common Stock and warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov
Incorporation By Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, and as amended on Form 10-K/A, filed with the SEC on May 1, 2023 (the “Form 10-K”);

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The information specifically incorporated by reference into the Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 8, 2023;

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Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2023, June 30, 2023 and March 31, 2023, filed with the SEC on November 8, 2023, August 7, 2023 and May 10, 2023, respectively;

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Our Current Reports on Form 8-K filed with the SEC on January 25, 2023, March 31, 2023, April 7, 2023, April 25, 2023, July 26, 2023 and November 9, 2023; and

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The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 8, 2021, as updated in Exhibit 4.4 to the Form 10-K, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

THE COMPANY
Overview
P3 is a patient-centered and physician-led population health management company. We strive to offer superior care to all those in need. We believe that the misaligned incentives in the fee-for-service (“FFS”) healthcare payment model and the fragmentation between physicians and care teams has led to sub-optimal clinical outcomes, limited access, high spending and unnecessary variability in the quality of care. We believe that a platform such as ours, which helps to realign incentives and focuses on treating the full patient, is uniquely positioned to address these healthcare challenges.
We have leveraged the expertise of our management team’s more than 20 years of experience in population health management, to build our “P3 Care Model.” The key attributes that differentiate P3 include: 1) patient-focused model, 2) physician-led model, and 3) our broad delegated model. Our model operates by entering into arrangements with payors providing for monthly payments to manage the total healthcare needs of members attributed to our primary care physicians. In tandem, we enter into arrangements directly with existing physician groups or independent physicians in the community to join our value-based (“VBC”) care network. In our model, physicians are able to retain their independence and entrepreneurial spirit, while gaining access to the tools, teams and technologies that are key to success in a VBC model, all while sharing in the savings from successfully improving the quality of patient care and reducing costs.
We operate in the $829 billion Medicare market, which covers approximately 65 million eligible lives as of 2021. Our core focus is the MA market, which makes up approximately 48% of the overall Medicare market, or nearly 28 million Medicare eligible lives in 2022. Medicare beneficiaries may enroll in an MA plan, under which payors contract with the Centers for Medicare & Medicaid Services (“CMS”) to provide a defined range of healthcare services that are comparable to Medicare FFS (which is also referred to as “traditional Medicare”).
We predominantly enter into capitated contracts with the nation’s largest health plans to provide holistic, comprehensive healthcare to MA members. Under the typical capitation arrangement, we are entitled to per member per month (“PMPM”) fees from payors to provide a defined range of healthcare services for MA health plan members attributed to our primary care physicians (“PCPs”). These PMPM fees comprise our capitated revenue and are determined as a percent of the premium (“POP”) payors receive from CMS for these members. Our contracted recurring revenue model offers us highly predictable revenue, and rewards us for providing high-quality care rather than driving a high volume of services. In this capitated arrangement, our goals are well-aligned with payors and patients alike — the more we improve health outcomes, the more profitable we will be over time.
Under this capitated contract structure, we are generally responsible for all members’ medical costs across the care continuum, including, but not limited to emergency room and hospital visits, post-acute care admissions, prescription drugs, specialist physician spend and primary care spend. Keeping members healthy is our primary objective. When they need medical care, delivery of the right care in the right setting can greatly impact outcomes.
When our members need care outside of our network of PCPs, we utilize a number of tools including network management, utilization management and claims processing to ensure that the appropriate quality care is provided.
Our company was formed in 2017 and our first at-risk contract became effective on January 1, 2018. We have demonstrated an ability to rapidly scale, primarily entering markets with our affiliate physician model, and expanding to a PCP network of approximately 2,700 physicians, in 18 markets (counties) across five states in just over five years of operations as of September 30, 2023. As of September 30, 2023, our PCP network served approximately 105,600 at-risk MA members.
Background
On December 3, 2021, P3 Health Partners Inc. (f/k/a Foresight Acquisition Corp.) (“P3”) and P3 Health Group Holdings, LLC (“Legacy P3”) consummated the transactions contemplated by the Merger Agreement, dated as of May 25, 2021, by and among P3, Legacy P3 and FAC Merger Sub LLC (the “Merger

Agreement”), and the Transaction and Combination Agreement, dated as of May 25, 2021, by and among P3, FAC-A Merger Sub Corp., FAC-B Merger Sub Corp., CPF P3 Blocker-A, LLC, CPF P3 Blocker B, LLC, CPF P3 Splitter, LLC, Chicago Pacific Founders Fund-A, L.P. and Chicago Pacific Founders Fund-B, L.P. (the “Transaction and Combination Agreement”, and the transactions contemplated by the Merger Agreement and the Transaction and Combination Agreement, the “Business Combinations”), pursuant to which, among other things, P3 (i) acquired approximately 17.1% of the economic interests of P3 Health Group, LLC (“P3 LLC”) and became the sole managing member of P3 LLC, and (ii) acquired CPF P3 Blocker-A, LLC and CPF P3 Blocker B, LLC (collectively, the “Blockers”) by merging each of the Blockers with a wholly-owned subsidiary of P3, which merged with and into P3, with P3 as the surviving entity. In connection with the closing of the Business Combinations, P3 changed its name from Foresight Acquisition Corp. to P3 Health Partners Inc. Upon completion of the Business Combinations, we were organized in an “Up-C” structure in which P3 Health Partners Inc. directly owned approximately 17.1% of P3 LLC and became the sole manager of P3 LLC.
In connection with the closing of the Business Combinations, P3 issued (i) 8,732,517 shares of Class A Common Stock to Chicago Pacific Founders Fund-A, L.P., a Delaware limited partnership (“Blocker A Seller”), and Chicago Pacific Founders Fund-B, L.P., a Delaware limited partnership (“Blocker B Seller” and, together with Blocker A Seller, the “Blocker Sellers” and each, a “Blocker Seller”) (including 723,291 shares of Class A Common Stock held by the escrow agent) pursuant to the Transaction and Combination Agreement, and (ii) 202,024,923 shares of Class V Common Stock to the owners of Legacy P3 other than the Blocker Sellers (including 17,923,782 shares of Class V Common Stock held by the escrow agent), pursuant to the Merger Agreement.
In addition, concurrently with the closing of the Business Combinations, certain investors (the “Subscribers”) purchased from P3 an aggregate of 20,370,307 shares of Class A Common Stock (the “PIPE Shares”) for a purchase price of $10.00 per share and an aggregate purchase price of $203.7 million, pursuant to separate subscription agreements (the “Subscription Agreements”) entered into effective as of May 25, 2021, as amended by the Consent and Amendment to Subscription Agreement, entered into on November 19, 2021.
Corporate Information
We were incorporated under the laws of the State of Delaware on August 20, 2020 under the name Foresight Acquisition Corp. Upon the closing of the Business Combinations, we changed our name to P3 Health Partners Inc. Our principal executive offices are located at 2370 Corporate Circle, Suite 300, Henderson, NV 89074 and our telephone number is (702) 910-3950. Our website is www.p3hp.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website in this prospectus solely as an inactive textual reference. Our Class A Common Stock trades on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbol “PIII” and our warrants trade on Nasdaq under the ticker symbol “PIIIW”.

THE OFFERING
Issuer
P3 Health Partners Inc.
Shares of Class A Common Stock to be Issued by Us upon Exercise of All Warrants
10,819,105 shares.
Securities Offered by the Selling Securityholders
Up to (i) 224,444,376 shares of Class A Common Stock, (ii) 267,329 warrants to purchase shares of Class A Common Stock and (iii) 10,819,105 shares of Class A Common Stock underlying warrants.
Use of Proceeds
All of the shares of Class A Common Stock and warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.We will receive proceeds from the exercise of the warrants for cash, but not from the sale of the shares of Class A Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of warrants, if any, to fund continued growth and for general corporate purposes.
Market for Securities
Our Class A Common Stock and warrants are listed on Nasdaq under the symbols “PIII” and “PIIIW”, respectively.
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before investing in our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately $127.6 million, but will not receive any proceeds from the sale of the shares of Class A Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the warrants, if any, to fund continued growth and for general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise for cash any or all of such warrants.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes some of the terms of our second amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”) and of the General Corporation Law of the State of Delaware (the “DGCL”). This description is in summarized from, and qualified in its entirety by reference to, the Charter and Bylaws, each of which are included as exhibits to the registration statement of which this prospectus forms a part, as well as the relevant provisions of the DGCL. We urge you to read the Charter and Bylaws.
General
Under the Charter and Bylaws, our authorized capital stock consists of:
•
800,000,000 shares of Class A Common Stock, par value $0.0001 per share;

•
205,000,000 shares of Class V Common Stock, par value $0.0001 per share; and

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10,000,000 shares of preferred stock, par value $0.0001 per share.

Certain provisions of the Charter and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Class A Common Stock.
Common Stock
Class A Common Stock
Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of shares of Class A Common Stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Upon dissolution or liquidation of our company, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A Common Stock and Class V Common Stock will be entitled to receive ratable portions of the remaining assets available for distribution; provided, that each holder of shares of Class V Common Stock shall not be entitled to receive more than $0.0001 per share of Class V Common Stock owned of record by such holder on the record date for such distribution and upon receiving such amount, shall not be entitled to receive any other assets or funds with respect to such shares of Class V Common Stock.
Holders of shares of Class A Common Stock do not have preemptive, subscription, redemption, or conversion rights with respect to such shares of Class A Common Stock. There are no redemption or sinking fund provisions applicable to Class A Common Stock.
Class V Common Stock
Each share of Class V Common Stock entitles its holders to one vote per share on all matters presented to our stockholders generally. Shares of Class V Common Stock will be issued in the future only to the extent necessary to maintain a one-to-one ratio between the number of P3 LLC Units held by the members of P3 LLC and the number of shares of Class V Common Stock issued and outstanding. Shares of Class V Common Stock are transferable only together with an equal number of P3 LLC Units. Only permitted transferees of P3 LLC Units held by the members of P3 LLC will be permitted transferees of Class V Common Stock.
Holders of shares of Class V Common Stock will vote together with holders of Class A Common Stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to the Charter described below or as otherwise required by applicable law or the Charter.

Holders of Class V Common Stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation other than the right to receive $0.0001 per share of Class V Common Stock. Additionally, holders of shares of Class V Common Stock do not have preemptive, subscription, redemption, or conversion rights with respect to such shares of Class V Common Stock. There will be no redemption or sinking fund provisions applicable to Class V Common Stock. Any amendment of the Charter that gives holders of Class V Common Stock (1) any rights to receive dividends or any other kind of distribution other than in connection with a dissolution or liquidation, (2) any right to convert into or be exchanged for Class A Common Stock or (3) any other economic rights will require, in addition to stockholder approval, the affirmative vote of a majority of the holders of Class A Common Stock voting separately as a class.
Preferred Stock
Under the terms of the Charter, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
We had no shares of preferred stock outstanding as of November 9, 2023.
Registration Rights
We entered into a Registration Rights and Lock-Up Agreement with the Sponsor and the P3 Equityholders in connection with the Business Combinations pursuant to which such P3 Equityholders have specified rights to require us to register all or a portion of their Registrable Securities (as defined in such agreement) under the Securities Act. For more information about the Registration Rights and Lock-Up Agreement, see the section entitled “Certain Relationships and Related Party Transactions — Related Party Transactions in Connection with the Business Combinations — Registration Rights and Lock-Up Agreement.” In addition, as described under “Certain Relationships and Related Party Transactions — Related Party Transactions in Connection with the Business Combinations — Registration Rights and Lock-Up Agreement,” we are required to register the resale of the PIPE Shares issuable pursuant to the Subscription Agreements.
Forum Selection
The Charter provides that (A) (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former director, officer, other employee or stockholder of to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the Bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. The Charter also provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Dividends
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore, do not anticipate declaring or paying any cash dividends on the Class A Common Stock in the foreseeable future.
Founder Shares
The founder shares are identical to the public shares, and holders of founder shares have the same stockholder rights as public stockholders, except that the founder shares are subject to certain transfer restrictions.
Pursuant to a letter agreement, with certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsors, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of the Business Combinations or earlier if, (x) subsequent to our Business Combinations, the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combinations, or (y) the date following the completion of our Business Combinations on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.
Sponsor Vesting Letters
In connection with the Closing, Foresight Sponsor Group, LLC and FA Co-Investment LLC each entered into a sponsor letter agreement pursuant to which each of the Sponsors agreed to subject 25% of the shares of Class A Common Stock held by it to the vesting terms described below. In the aggregate, 2,165,937 shares of Class A Common Stock (the “Subject Sponsor Shares”) are subject to these vesting terms.
Vesting will occur as follows: (i) if, at any time during the period beginning on the first trading day after the Closing Date and ending on the fifth anniversary of the first day of trading after the Closing Date (the “Measurement Period”), the volume weighted average price of the Class A Common Stock for any 20 trading days within a period of 30 consecutive trading days is equal to or greater than $12.50 per share, 60% of the Subject Sponsor Shares will vest; (ii) if, at any time during the Measurement Period, the volume weighted average price of the Class A Common Stock for any 20 trading days within a period of 30 consecutive trading days is equal to or greater than $15.00 per share, 40% of the Subject Sponsor Shares will vest; (iii) if, at any time during the Measurement Period, the Company or one or more of its stockholders consummates an underwritten public offering of the Class A Common Stock for a price to the public of at least $11.50 per share, all of the Subject Sponsor Shares will vest; and (iv) if, at any time during the Measurement Period (which, in certain circumstances, shall be extended to the sixth anniversary after the first day of trading after the Closing Date), a change of control occurs, all of the Subject Sponsor Shares will vest.
Until and unless a Subject Sponsor Share is forfeited following the Measurement period in accordance with the sponsor vesting letter, each Sponsor will have full ownership rights to the Subject Sponsor Shares held by it (including, without limitation, the right to vote and receive dividends and distributions). Once vested, the Subject Sponsor Share will remain subject to the restrictions on transfer set forth in the Registration Rights and Lock Up Agreement, to the extent still applicable.
Redeemable Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combinations, except as described below. Pursuant to the Warrant Agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of Class A Common Stock. This means only a whole public warrant may be exercised at a given time by a public warrant holder. No fractional warrants were issued upon separation of the Foresight Units and only whole public warrants trade. Accordingly, unless you held at least three Foresight Units, you will not be able to receive or trade a whole public warrant. The public warrants will expire five years after the completion of the Business Combinations, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation; provided, however, that the Private Placement Warrants issued to FA Co-Investment will not be exercisable more than five years from the commencement of sales in the initial public offering by Foresight of its units (the “IPO”) in accordance with FINRA Rule 5110(g)(8).
We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the public warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available, subject to our satisfying our obligations described below with respect to registration.
No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant.
We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our the Business Combinations, we will use our commercially reasonable efforts to file with the SEC, and within 60 business days following the Business Combinations to have declared effective, a registration statement covering the issuance of the shares of Class A Common Stock issuable upon exercise of the public warrants and to maintain a current prospectus relating to those shares of Class A Common Stock until the public warrants expire or are redeemed. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the public warrants for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the public warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the public warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the Class A Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of public warrants when the price per share of Class A Common Stock equals or exceeds $18.00.   Once the public warrants become exercisable, we may redeem the outstanding public warrants (except as described herein with respect to the Private Placement Warrants):
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in whole and not in part;

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at a price of $0.01 per public warrant;

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upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each public warrant holder; and

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if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem public warrants even if the holders are otherwise unable to exercise their public warrants.
We have established the $18.00 per share (as adjusted) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise its public warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 public warrant exercise price after the redemption notice is issued.
Redemption of public warrants when the price per share of Class A Common Stock equals or exceeds $10.00.   Commencing ninety days after the public warrants become exercisable, we may redeem the outstanding public warrants (except as described herein with respect to the Private Placement Units):
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in whole and not in part;

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at a price of $0.10 per public warrant provided that holders will be able to exercise their public warrants prior to redemption and receive that number of shares of Class A Common Stock determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our Class A Common Stock except as otherwise described below;

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upon a minimum of 30 days’ prior written notice of redemption;

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if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

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if, and only if, there is an effective registration statement covering the issuance of the shares of Class A Common Stock issuable upon exercise of the public warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Class A Common Stock that a public warrant holder will receive upon cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their public warrants and such warrants are not redeemed for $0.10 per public warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants, and the number of months that the corresponding redemption date precedes the expiration date of the public warrants, each as set forth in the table below.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a public warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant.

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	≥$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each public warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the public warrants is $11 per share, and at such time there are 57 months until the expiration of the public warrants, holders may choose to, in connection with this redemption feature, exercise their public warrants for 0.277 shares of Class A Common Stock for each whole public warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the public warrants is $13.50 per share, and at such time there are 38 months until the expiration of the public warrants, holders may choose to, in connection with this redemption feature, exercise their public warrants for 0.298 shares of Class A Common Stock for each whole public warrant. In no event will the public warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per public warrant (subject to adjustment). Finally, as reflected in the table above, if the public warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.
Any public warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants if they exercise their public warrants in connection with such redemption (“fair market value” for such public warrants held by our officers or directors being defined as the last reported sale price of the public warrants on such redemption date).

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the Class A Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the public warrants. We have established this redemption feature to provide us with the flexibility to redeem the public warrants without the public warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of public warrants when the price per share of Class A Common Stock equals or exceeds $18.00.” Holders choosing to exercise their public warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their public warrants based on an option pricing model with a fixed volatility input as of the date of the IPO prospectus. This redemption right provides us an additional mechanism by which to redeem all of the outstanding public warrants, and therefore have certainty as to our capital structure as the public warrants would no longer be outstanding and would have been exercised or redeemed, and we will effectively be required to pay the redemption price to public warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the public warrants if we determine it is in our best interest to do so. As such, we would redeem the public warrants in this manner when we believe it is in our best interest to update our capital structure to remove the public warrants and pay the redemption price to the public warrant holders.
As stated above, we can redeem the public warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing public warrant holders with the opportunity to exercise their public warrants on a cashless basis for the applicable number of shares of Class A Common Stock. If we choose to redeem the public warrants when the Class A Common Stock is trading at a price below the exercise price of the public warrants, this could result in the public warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their public warrants for shares of Class A Common Stock if and when shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50 per share.
No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the public warrants are exercisable for a security other than the shares of Class A Common Stock pursuant to the Warrant Agreement, the public warrants may be exercised for such security.
Redemption Procedures and Cashless Exercise.   If we call the public warrants for redemption as described above under “— Redemption of public warrants when the price per share of Class A Common Stock equals or exceeds $18.00,” our management will have the option to require all holders that wish to exercise public warrants to do so on a “cashless basis” (such option, the “Cashless Exercise Option”). In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our public warrants. In such event, each holder would pay the exercise price by surrendering the public warrants for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the public warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the public warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the warrant agent. If our management takes advantage of this Cashless Exercise Option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this Cashless Exercise Option feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after our Business Combinations. If we call our public warrants for redemption and our management does not take advantage of this Cashless Exercise Option, our Sponsors and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had management taken advantage of this Cashless Exercise Option, as described in more detail below.
A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments.   If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (1) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Business Combinations, or (d) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (1) to modify the substance or timing of our obligation to allow redemptions in connection with the Business Combinations or (2) with respect to any other provision relating to stockholders’ rights or pre-Business Combinations activity, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In addition, if (x) we issue additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the Business Combinations at a newly issued price of less than $9.20 per share of Class A Common Stock, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combinations on the date of the completion of the Business Combinations (net of redemptions), and (z) the Market Value of our Class A Common Stock is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the newly issued price, and the $18.00 per share redemption trigger price described above under “— Redemption of public warrants when the price per share of Class A Common Stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the newly issued price.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A Common Stock by the company if a proposed Business Combinations is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant.
The Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional Warrants will be issued upon separation of the Foresight Units and only whole Warrants will trade.
Private Placement Warrants
The Private Placement Warrants are identical to the Public Warrants except that, so long as they are held by our Sponsors or their permitted transferees, the Private Placement Warrants (including the underlying securities) are subject to certain transfer restrictions (as described in more detail under “Certain Relationships and Related Party Transactions — Foresight Related Party Transactions — Founder Shares and Private Placement Units — Transfer Restrictions”) and the holders thereof are entitled to certain registration rights (as described in more detail under “Certain Relationships and Related Party Transactions — Foresight Related Party Transactions — Registration Rights”), and: (1) will not be redeemable by us; (2) may be exercised by the holders on a cashless basis; and (3) with respect to Private Placement Warrants held by FA Co-Investment, will not be exercisable more than five years from the commencement of sales in the initial public offering of Foresight’s units in accordance with FINRA Rule 5110(g)(8). If the Private Placement Warrants are held by holders other than our Sponsors or their respective permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.
If holders of the Private Placement Warrants elect to exercise the underlying Private Placement Warrants on a cashless basis, they would pay the exercise price by surrendering warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the sponsor fair market value. The “sponsor fair market value” shall mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the warrant agent. The reason that we have agreed that these Private Placement Warrants will be exercisable on a cashless basis so long as they are held by our Sponsors and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination.
If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their public warrants and sell the shares of Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such Private Placement Warrants on a cashless basis is appropriate.
VGS Warrant
In connection with a promissory note, on December 13, 2022, P3 LLC and VGS entered into a Warrant (the “Warrant Agreement”). Pursuant to the Warrant Agreement, P3 LLC issued warrants to purchase 429,180 shares of Class A common stock, par value $0.0001 per share, at an exercise price of $4.26 per share to VGS. The number of shares of Class A common stock for which the warrant is exercisable and the exercise price may be adjusted upon any event involving subdivisions, combinations, distributions, recapitalizations and like transactions. Pursuant to the Warrant Agreement, the warrants and the right to purchase securities upon the exercise of the warrants will terminate upon the earliest to occur of the following: (a) December 13, 2027; and (b) the consummation of (i) a sale, conveyance, disposal, or encumbrance of all or substantially all of our or P3 LLC’s property or business or our or P3 LLC’s merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or

(ii) any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or P3 LLC is disposed of.
Common Warrants and Pre-Funded Warrants
Pursuant to the Securities Purchase Agreement, entered into on March 30, 2023 by and among the Company and purchasers named therein, on April 6, 2023, we issued warrants to purchase an aggregate of 59,934,479 shares of Class A common stock and pre-funded warrants to purchase an aggregate of 10,755,490 shares of Class A common stock. Each Common Warrant has an exercise price per share of Class A common stock equal to $1.13 per share. Each pre-funded warrant has an exercise price per share of Class A common stock equal to $0.0001 per share.
Our Transfer Agent and Warrant Agent
The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Co. We have agreed to indemnify Continental Stock Transfer & Trust Co. in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of our Charter and Bylaws
Our Charter provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.
Our authorized but unissued Class A Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive forum for certain lawsuits.   Our Charter requires, to the fullest extent permitted by law, other than any claim to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel.
Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provisions may have the effect of discouraging lawsuits against our directors and officers. In addition, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.
Special meeting of stockholders.   Our Charter provides that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our chairman.
Advance notice requirements for stockholder proposals and director nominations.   Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. If our annual meeting is called for a date that is not within 45 days before or after such anniversary date, a stockholder’s notice will need to be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of Class A Common Stock or warrants for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of Class A Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of Common Stock then outstanding; or

•
the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combinations, reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their Class A Common Stock and Warrants, pursuant to Rule 144 without registration one year after the Business Combinations.
As of December 31, 2022 we had 41,578,890 shares of Class A Common Stock outstanding. Of these shares, the 4,242,016 are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 37,336,874 shares of Class A Common Stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus. Similarly, the shares of our Class A Common Stock and Class V Common Stock that were issued in the Business Combinations are restricted securities for purposes of Rule 144.
As of the December 31, 2022, there were outstanding warrants to purchase an aggregate of 10,819,105 shares of Class A Common Stock. Each whole warrant is exercisable for a share of Class A Common Stock, in accordance with the terms of the Warrant Agreement governing the warrants. Of these warrants, there were public warrants to purchase an aggregate of 10,551,776 shares of Class A Common Stock, which warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we are obligated to maintain an effective registration statement under the Securities Act covering the 10,819,105 shares of Class A Common Stock that may be issued upon the exercise of the outstanding warrants.

SELLING SECURITYHOLDERS
This prospectus relates to:
•
the resale of 8,655,131 shares of Class A Common Stock issued in the PIPE Investment;

•
the resale of 211,269,612 share of Class A Common Stock issued in the Business Combination to the P3 Holders, including up to 199,746,763 shares of Class A Common Stock issuable upon redemption of the P3 LLC Units held by the P3 Holders;

•
the resale of 4,252,304 shares of Class A Common Stock issued in a private placement to the Founder Holders;

•
the issuance by us and resale of 267,329 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants; and

•
the resale of 267,329 Private Placement Warrants issued in a private placement to the Founder Holders.

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock and warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock and warrants after the date of this prospectus.
The following tables set forth information concerning the shares of Class A Common Stock and warrants that may be offered from time to time by each Selling Securityholder. The number of securities beneficially owned by each Selling Securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any securities as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership is based on 313,088,799 shares of Common Stock and 10,819,105 warrants outstanding as of November 1, 2023. In computing the number of securities beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of November 1, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed Selling Securityholders is c/o P3 Health Partners Inc., 2370 Corporate Circle, Suite 300, Henderson, NV 89074. Each of the Selling Securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Securityholder unless noted otherwise, subject to community property laws where applicable.
The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Class A Common Stock and warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”
The number of shares being sold by the Selling Securityholders assume the maximum number of P3 LLC Units and shares of Class V Common Stock or shares of Class A Common Stock, as applicable, are released from escrow to each holder. See “Certain Relationships and Related Party Transactions — Related Party Transactions in Connection with the Business Combinations — Escrow Agreement.”

	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered(1)	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number(1)	Percentage(1)		Number	Percentage
Amir Bacchus(2)	21,989,518	7.0%	18,790,658	3,198,860	1.0%
AssetBlue Ventures, LLC(3)	426,014	*	426,014		—
Auveek Pat Basu(4)	29,978	*	29,978		—
Brian Gamache	25,000	*	25,000		—
Columbia Acorn Fund(5)	2,500,000	*	2,500,000		—
CRG Partners IV L.P.(6)	399,014	*	399,014		—
CRG Partners IV – Cayman Levered L.P.(6)	400,388	*	400,388		—
CRG Partners IV – Parallel Fund “C” (Cayman) L.P.(6)	794,790	*	794,790		—
David Kahan(7)	207,907	*	207,907		—
David Yarger(8)	114,232	*	114,232		—
Donald Trexler(9)	146,679	*	146,679		—
Entities affiliated with Chicago Pacific Founders(10)	213,670,745	57.5%	100,001,834	113,668,911	30.6%
Entities affiliated with Fidelity(11)	2,370,307	*	2,370,307		—
Entities affiliated with Janus Henderson Investors(12)	3,784,824	1.2%	3,784,824		—
Eric Atkins(13)	450,517	*	450,517		—
FA Co-Investment LLC(14)	1,049,954	*	1,049,954		—
Foresight Sponsor Group, LLC(15)	2,109,017	*	2,109,017		—
G&K Investment Holdings LLC(16)	859,648	*	859,648		—
Gary Garrett(17)	588,828	*	588,828		—
Greg Kazarian(18)	1,220,426	*	1,177,659	42,767	*
Hartley White(19)	207,907	*	207,907		—
Hudson Vegas Investment SPV, LLC(20)	43,974,331	14.0%	43,974,331		—
Janine Stoop(21)	20,790	*	20,790		—
Jessica Puathasnanon(22)	108,162	*	83,162	25,000	*
John Svoboda	25,000	*	25,000		—
Leavitt Equity Partners II, L.P.(23)	9,070,678	2.9%	7,505,383	1,565,295	*
Lorie Glisson(24)	2,355,319	*	2,355,319		—
Maria Nutile(25)	20,790	*	20,790		—
Mark El-Tawil(26)	103,953	*	103,953		—
Michelle Ross(27)	157,907	*	157,907		—
Patti Berry(28)	235,531	*	235,531		—
Rebecca Lindy(29)	209,543	*	209,543		—
Robert Zimmerman	25,000	*	25,000		—
Salvatore Lento(30)	41,581	*	41,581		—
Sarah Bussmann(31)	257,906	*	207,906	50,000	*
Sherif Abdou(32)	29,794,207	9.5%	28,185,982	1,608,225	*
Stuart Levine(33)	523,858	*	523,858		—
Thomas Conjurski(34)	20,557	*	20,557		—
Thomas Price(35)	1,220,426	*	1,177,659	42,767	*
Todd Lefkowitz(36)	2,546,141	*	2,546,141		—
Unmesh Srivastava(37)	588,828	*	588,828		—

*
less than 1%

(1)
Assumes that all of the P3 LLC Units held by the selling stockholders are redeemed for shares of Class A Common Stock.

(2)
Includes 3,758,130 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by Charlee Co LLC, an entity for which Dr. Bacchus serves as managing member. Dr. Bacchus may be deemed to be a beneficial owner of the securities held by this entity. Includes 1,768,698 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3. Shares beneficially owned prior to the offering includes 753,895 shares of Class A Common Stock issuable upon the exercise of Common Warrants held by Dr. Bacchus, 188,474 shares of Class A Common Stock issuable upon the exercise of Common Warrants held by Charlee Co LLC, and 1,000,000 restricted stock units that will vest within 60 days of November 1, 2023.

(3)
AssetBlue Ventures, LLC is controlled by Mark Thierer and Nasrin Thierer. The principal business address of AssetBlue Ventures, LLC is 351 W. Hubbard Street, Ste. 709, Chicago, IL 60654.

(4)
Includes 29,978 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(5)
Columbia Wanger Asset Management, LLC (“CWAM”) is the investment adviser to Columbia Acorn Fund. Columbia Management Investment Advisers, LLC (“CMIA”) is the direct parent of CWAM and Ameriprise Financial, Inc. (“AFI”) is the parent holding company of CMIA and Columbia Wanger. CWAM, CMIA and AFI do not directly own any shares of Class A Common Stock. As the investment adviser to Columbia Acorn Fund, CWAM may be deemed to beneficially own the shares of Class A Common Stock reported herein by Columbia Acorn Fund. As the direct parent of CWAM, CMIA may be deemed to beneficially own the shares of Class A Common Stock reported herein by Columbia Acorn Fund. As the parent holding company of CWAM and CMIA, AFI may be deemed to beneficially own the shares of Class A Common Stock reported herein by Columbia Acorn Fund. Each of CWAM, CMIA and AFI disclaims beneficial ownership of any shares of Class A Common Stock reported herein Columbia Acorn Fund. The principal business address of Columbia Acorn Fund and CWAM is 71 S Wacker Drive, Suite 2500, Chicago, IL 60606. The principal business address of CMIA is 290 Congress Street, Boston, Massachusetts 02110. The principal business address of AFI is 1099 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(6)
Includes 34,675 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by CRG Partners IV L.P., 34,794 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by CRG Partners IV — Cayman Levered L.P. and 69,068 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by CRG Partners IV — Parallel Fund “C” (Cayman) L.P. being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3. The principal business address of the entities is 1000 Main Street, Suite 2500, Houston, TX 77002.

(7)
Includes 20,557 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(8)
Includes 20,557 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(9)
Includes 14,389 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(10)
Shares beneficially owned prior to the offering includes (i) 98,082,332 shares of Class A Common Stock beneficially owned by Chicago Pacific Founders Fund, L.P. (“Founders Fund LP”), of which 89,183,984 shares are issuable upon redemption or exchange of P3 LLC Units and Class V Common Stock, 4,223,631 shares are shares of Class A Common Stock currently held, 3,813,578 shares are issuable upon exercise of the Common Warrants and 861,149 shares are issuable upon exercise of the Pre-Funded Warrants, (ii) 2,085,333 shares of Class A Common Stock beneficially owned by Chicago Pacific Founders GP, L.P. (“Founders GP”), all of which are issuable upon redemption or exchange of P3 LLC Units and Class V Common Stock, (iii) 3,124,544 shares of Class A Common Stock beneficially owned by Chicago Pacific Founders Fund-A, L.P. (“Fund-A”), of which 2,942,977 shares are shares of Class A Common Stock currently held, 148,120 shares are issuable upon exercise of the Common Warrants and 33,447 shares are issuable upon exercise of the Pre-Funded Warrants, (iv) 6,694,029 shares of Class A Common Stock beneficially owned by Chicago Pacific Founders

Fund-B, L.P. (“Fund‑B”), of which 6,305,039 shares are shares of Class A Common Stock currently held, 317,333 shares are issuable upon exercise of the Common Warrants and 71,657 shares are issuable upon exercise of the Pre-Funded Warrants, (v) 79,660,010 shares of Class A Common Stock beneficially owned by CPF III PT SPV, LLC (“SPV III”), of which 38,662,781 shares are shares of Class A Common Stock currently held, 33,444,972 shares are issuable upon exercise of the Common Warrants and 7,552,257 shares are issuable upon exercise of the Pre-Funded Warrants, (vi) 23,595,317 shares of Class A Common Stock beneficially owned by CPF III-A PT SPV, LLC (“SPV III-A”), of which 11,451,927 shares are shares of Class A Common Stock currently held, 9,906,410 shares are issuable upon exercise of the Common Warrants and 2,236,980 shares are issuable upon exercise of the Pre-Funded Warrants, and (vii) 429,180 shares issuable upon exercise of warrants beneficially owned by VBC Growth SPV, LLC (“VBC”). Included in the number of shares are 723,291 shares of Class A Common Stock and 8,224,897 shares of Class V Common Stock being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3. Each of Founders Fund LP, Founders GP, Fund-A, Fund-B, SPV III, SPV III-A and VBC (collectively, the “CPF Holders”) may not exercise any portion of the Common Warrants or Pre-Funded Warrants, which would result in the aggregate number of shares of Class A Common Stock and Class V Common Stock beneficially owned by the CPF Holders and its affiliates to exceed 49.99% of the total number of issued and outstanding shares of Class A Common Stock and Class V Common Stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants and Pre-Funded Warrants. Shares being offered hereby includes (i) 89,183,984 shares issuable upon redemption or exchange of P3 LLC Units and Class V Common Stock beneficially owned by Founders Fund LP, (ii) 2,085,333 shares issuable upon redemption or exchange of P3 LLC Units and Class V Common Stock beneficially owned by Founders GP (iii) 2,778,931 shares of Class A Common Stock beneficially owned by Fund-A, and (iv) 5,953,586 shares of Class A Common Stock beneficially owned by Fund-B. Chicago Pacific Founders UGP, LLC (“Founders UGP”), is the general partner of Founders GP, which is the general partner of each of Founders Fund LP, Fund-A, Fund-B and CPF VBC Growth Aggregator, L.P., which is the sole manager of VBC. Chicago Pacific Founders UGP III, LLC (“Founders UGP‑III”), is the general partner of Chicago Pacific Founders GP III, L.P., which is the manager of each of SPV-III and SPV III-A. Founders UGP and Founders UGP III are managed by Mary Tolan, Lawrence Leisure and Vance Vanier. None of Mary Tolan, Lawrence Leisure or Vance Vanier are deemed beneficial owners of any of the securities of the Company held by the CPF Holders. The principal business address of these entities is 980 North Michigan Avenue, Suite 1998, Chicago, Illinois 60611.
(11)
All holdings by entities associated with Fidelity consist of 2,370,307 shares of Class A Common Stock held directly by Fidelity Global Innovators Investment Trust. Fidelity Global Innovators Investment Trust is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of Fidelity Global Innovators Investment Trust is 245 Summer Street, Boston, MA 02210.

(12)
All holdings by entities associated with Janus Henderson Investors consist of (a) 3,562,530 shares of Class A Common Stock held directly by Janus Henderson Triton Fund, (b) 28,346 shares of Class A Common Stock held directly by LIUNA Staff & Affiliates Pension Fund, (c) 27,487 shares of Class A Common Stock held by LIUNA National (Industrial) Pension Fund, (d) 24,252 shares of Class A Common Stock held directly by National Elevator Industry Health Benefit Plan, (e) 98,205 shares of Class A Common Stock held directly by Nationwide Savings Plan, and (f) 44,004 shares of Class A Common Stock held directly by Penn Series Fund, Inc. Small Cap Growth Fund. Such shares may all be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), as investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with each fund’s investment objective, policies and limitations. Each fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the ordinary shares offered hereby. The principal business address of the entities is 151 Detroit Street, Denver, CO 80206. The portfolio managers for the Funds are Jonathan Coleman, Scott Stutzman and Aaron Schaechterle.
(13)
Includes 44,197 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(14)
As the managing member of FA Co-Investment LLC, Cowen Investments II LLC may be deemed to beneficially own the securities owned directly by FA Co-Investment LLC. As the sole member of Cowen Investments II LLC, RCG LV Pearl LLC may be deemed to beneficially own the securities owned directly by FA Co-Investment LLC. As the sole member of RCG LV Pearl LLC, Cowen Inc. may be deemed to beneficially own the securities owned directly by FA Co-Investment LLC. As Chief Executive Officer of Cowen Inc., Mr. Jeffrey Solomon may be deemed to beneficially own the securities owned directly by FA Co-Investment LLC. The principal business address of FA Co-Investment LLC is 599 Lexington Ave, New York, NY 10022. Includes 39,829 shares issuable upon exercise of warrants.

(15)
Michael Balkin is the sole manager of Foresight Sponsor Group, LLC. The principal business address of Foresight Sponsor Group, LLC is 2045 W Grand Ave, Ste B, Chicago, IL 60612. Includes 227,500 shares issuable upon exercise of warrants.

(16)
G&K Investment Holdings LLC is controlled by Gregory Wasson. The principal business address of G&K Investment Holdings LLC is 2045 W. Grand Ave, Ste. B, PMB 82152, Chicago, IL 60612.

(17)
Includes 51,392 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(18)
Includes 706,595 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by Greg Kazarian and 471,064 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by the Kazarian 2020 Irrevocable Trust, for which Kim Kazarian serves as trustee. Kim Kazarian is the spouse of Greg Kazarian. Includes 102,785 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow for Greg Kazarian until the resolution of a dispute among the former unitholders of Legacy P3. Also includes 42,767 shares of Class A Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of November 1, 2023.

(19)
Includes 20,557 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(20)
Includes 4,542,624 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3. Hudson Vegas Investment Manager, LLC is managing the investments made by Hudson Vegas Investment SPV, LLC, and Daniel Straus is the Managing Member of Hudson Vegas Investment Manager, LLC. The principal business address of Hudson Vegas Investment SPV, LLC is 173 Bridge Plaza North, Fort Lee, New Jersey 07024.

(21)
Includes 2,055 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(22)
Includes 8,222 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3. Also includes 25,000 restricted stock units that will vest within 60 days of November 1, 2023.

(23)
Shares beneficially owned prior to the offering includes (i) 894,454 shares of Class A Common Stock, (ii) 670,841 shares of Class A Common Stock issuable upon exercise of the Common Warrants, and (iii) 7,505,383 shares of Class V Common Stock and the associated P3 LLC Units which are convertible on a 1-for-1 basis into shares of Class A Common Stock. Included in the number of shares are 676,360 shares of Class V Common Stock being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3. Leavitt Equity Partners II, LLC is the General Partner of Leavitt Equity Partners II, L.P. Leavitt Legacy, LLC is the controlling Manager for the General Partner, Leavitt

Equity Partners II, LLC. Additionally, LEP Management LLC (a registered investment advisor) which is wholly owned by Leavitt Legacy, LLC, is the investment advisor of Leavitt Equity Partners II, L.P. under appointment by the General Partner. Leavitt Legacy, LLC is wholly owned by Taylor S. Leavitt. The principal business address of Leavitt Equity Partners II, L.P. and Leavitt Equity Partners III, L.P. is 299 South Main Street, Suite 2350, Salt Lake City, UT 84111.
(24)
Includes 500,000 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by the Robert B. Glisson 2021 Irrevocable Trust, for which Lorie Glisson serves as trustee, and 500,000 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by the Ashley M. Glisson 2021 Irrevocable Trust, for which Lorie Glisson serves as trustee. Includes 205,570 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(25)
Includes 2,055 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(26)
Includes 10,278 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(27)
Includes 20,557 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(28)
Includes 214,974 shares of Class A Common Stock held by the Berry Living Trust DTD 02/17/2011, for which Patricia Berry serves as trustee. Includes 20,557 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(29)
Includes 20,557 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(30)
Includes 4,111 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(31)
Includes 20,557 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3. Also includes 50,000 shares of Class A Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of November 1, 2023.

(32)
Shares beneficially owned prior to the offering includes 108,225 shares of Class A Common Stock held by Dr. Abdou, 7,907,484 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by the NA 2021 GRAT, a grantor retained annuity trust of which Dr. Abdou and his spouse serve as trustees, 3,058,479 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by the NA 2021 Trust, a trust for the benefit of Dr. Abdou and his children, of which Dr. Abdou and his spouse serve as trustees, 1,408,437 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by the NA Charitable Trust, a charitable remainder trust of which Dr. Abdou, his spouse and his children serve as trustees, 7,907,484 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by the SA 2021 GRAT, a grantor retained annuity trust of which Dr. Abdou and his spouse serve as trustees, 3,058,479 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by the SA 2021 Trust, a trust for the benefit of Dr. Abdou and his children, of which Dr. Abdou and his spouse serve as trustees, 1,408,437 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by the SA Charitable Trust, a charitable remainder trust of which Dr. Abdou, his spouse and his children serve as trustees, and 3,437,182 shares of Class A Common Stock issuable upon redemption of P3 LLC Units held by the Abdou Family Trust, a revocable trust for the benefit of Dr. Abdou and his spouse, of which Dr. Abdou and his spouse serve as trustees. Dr. Abdou may be deemed to be a beneficial owner of the securities held by these trusts. Includes 2,653,044 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3. Also includes 1,500,000 restricted stock units that will vest within 60 days of November 1, 2023.

(33)
Includes 51,392 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(34)
Includes 20,557 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(35)
Includes 102,785 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3. Also includes 42,767 shares of Class A Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of November 1, 2023.

(36)
Includes 1,500,000 shares of Class A Common Stock held by The ACWC 2021 Irrevocable Trust, for which Christopher Fleming serves as trustee. Includes 231,266 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

(37)
Includes 51,392 shares of Class A Common Stock issuable upon redemption of P3 LLC Units being held in escrow until the resolution of a dispute among the former unitholders of Legacy P3.

Warrants
	Beneficial Ownership Before the Offering		Warrants to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Number of Warrants	%(1)	Number of Warrants	%(1)	Number of Warrants	%
Foresight Sponsor Group LLC(2)	227,500	2.1%	227,500	2.1%		—
FA Co-Investment LLC(3)	39,829	*	39,829	*		—

*
Less than one percent.

(1)
Based upon 10,819,105 warrants outstanding as of November 1, 2023.

(2)
Foresight Sponsor Group, LLC is the record holder of such warrants. Michael Balkin is the sole manager of Foresight Sponsor Group, LLC. The principal business address of Foresight Sponsor Group, LLC is 2045 W Grand Ave, Ste B, Chicago, IL 60612.

(3)
FA Co-Investment LLC is the record holder of such warrants. As the managing member of FA Co-Investment LLC, Cowen Investments II LLC may be deemed to beneficially own the securities owned directly by FA Co-Investment LLC. As the sole member of Cowen Investments II LLC, RCG LV Pearl LLC may be deemed to beneficially own the securities owned directly by FA Co-Investment LLC. As the sole member of RCG LV Pearl LLC, Cowen Inc. may be deemed to beneficially own the securities owned directly by FA Co-Investment LLC. As Chief Executive Officer of Cowen Inc., Mr. Jeffrey Solomon may be deemed to beneficially own the securities owned directly by FA Co-Investment LLC. The principal business address of FA Co-Investment LLC is 599 Lexington Ave, New York, NY 10022.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 267,329 shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants and 10,551,776 shares of our Class A Common Stock issuable upon the exercise of the Public Warrants. We are also registering the resale by the Selling Securityholders of up to 224,444,376 additional shares of Class A Common Stock (including 267,329 shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants) and 267,329 Private Placement Warrants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may dispose of their securities by one or more of, or a combination of, the following methods:
•
distributions to members, partners, stockholders or other equityholders of the Selling Securityholders;

•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A Selling Securityholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable securities pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS
Latham & Watkins LLP has passed upon the validity of the securities offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021 (Successor) and for the year ended December 31, 2022 and for the period December 3, 2021 through December 31, 2021 (Successor), and the period from January 1, 2021 through December 2, 2021 (Predecessor), incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
The consolidated financial statements of P3 Health Partners Inc. (formerly known as Foresight Acquisition Corp.) as of December 2, 2021 and December 31, 2020, and for the periods from August 20, 2020 (inception) through December 31, 2020 and from January 1, 2021 through December 2, 2021, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 1 to the consolidated financial statements), incorporated by reference into this prospectus, and is incorporated by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.
Amount
Securities and Exchange Commission registration fee		$176,734
FINRA filing fee		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Transfer Agent’s fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 15.   Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGLC provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our Charter provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favour by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 16.   Exhibits.
Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 9, 2021).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on December 9, 2021).
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-251978), filed on January 19, 2021).
4.2	Warrant Agreement, dated February 9, 2021, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on February 16, 2021).
4.3	Form of Warrant Certificate of the Company (included in Exhibit 4.2).
4.4	Description of Registered Securities (incorporated by reference to Exhibit 4.4 to the registrant’s Annual Report on Form 10-K filed on October 21, 2022).
4.5	Warrant Agreement, dated December 13, 2022, by and between P3 Health Partners LLC and VBC Growth SPC LLC (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on February 13, 2022).
4.6	Form of Common Stock Purchase Warrant, dated April 6, 2023 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on April 7, 2023).
4.7	Form of Pre-Funded Common Stock Purchase Warrant, dated April 6, 2023 (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on April 7, 2023).
5.1	Opinion of Latham & Watkins LLP (previously filed as Exhibit 5.1 to the Company’s Form S-1 (333-261904), filed with the SEC on December 28, 2021).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the registrant’s Annual Report on Form 10-K filed on October 21, 2022).
23.1	Consent of BDO USA, P.C.
23.2	Consent of Marcum LLP.
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page of the Company’s Form S-1 (File No. 333-261904), filed with the SEC on December 28, 2021).
107	Filing Fee Table.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes to provide to the underwriter, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities

Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on this 9th day of November, 2023.
P3 Health Partners Inc.
By:
/s/ Sherif W. Abdou

Sherif W. Abdou, M.D.
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated.
Signature	Title	Date
/s/ Sherif W. Abdou Sherif W. Abdou, M.D.	Chief Executive Officer and Director (principal executive officer)	November 9, 2023
/s/ Atul Kavthekar Atul Kavthekar	Chief Financial Officer (principal financial officer and principal accounting officer)	November 9, 2023
* Mark Thierer	Chairman of the Board	November 9, 2023
* Amir S. Bacchus, M.D.	Chief Medical Officer and Director	November 9, 2023
* Gregory N. Kazarian	Director	November 9, 2023
* Lawrence B. Leisure	Director	November 9, 2023
* Jeffrey G. Park	Director	November 9, 2023
* Thomas E. Price, M.D.	Director	November 9, 2023
* Mary A. Tolan	Director	November 9, 2023
* Greg Wasson	Director	November 9, 2023

*By:
/s/ Sherif W. Abdou,

Sherif W. Abdou, M.D.
Attorney-in-Fact